Exhibit 99.1
2Q24 Earnings Conference Call July 29, 2024

Safe Harbor Statement 2 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Presentation relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

# 2Q24 Financial Highlights

($ in 000s, except for EPS)

| | 2Q24 | | 1Q24 | | 2Q23 | |
|---|---|---|---|---|---|---|
| Net Interest Income | $42,776 | | $42,397 | | $43,378 | |
| Provision for Credit Losses | 809 | | 592 | | 1,416 | |
| Noninterest Income | 4,216 | | 3,084 | | 5,020 | |
| Noninterest Expense | 39,047 | | 39,892 | | 35,110 | |
| Income Before Income Taxes | 7,136 | | 4,997 | | 11,872 | |
| Provision for Income Taxes | 1,814 | | 1,313 | | 3,186 | |
| Net Income | $5,322 | | $3,684 | | $8,686 | |
| GAAP EPS | $0.18 | | $0.12 | | $0.29 | |
| Core EPS[1] | $0.18 | | $0.14 | | $0.26 | |
| GAAP NIM FTE | 2.05 | % | 2.06 | % | 2.18 | % |
| Core NIM FTE[1] | 2.03 | | 2.06 | % | 2.17 | |
| NCOs/Average Loans | (0.01) | % | - | % | 0.09 | % |
| NPAs/Assets | 0.61 | | 0.53 | | 0.47 | |
| Criticized and Classified Loan/Loans | 1.13 | | 0.87 | | 0.71 | |
| 30-89 Day Past Due/Total Loans | 0.35 | | 0.25 | | 0.16 | |

- Net Interest Margin primarily impacted by balance sheet mix, loan repricing and increase in cost of funds
- Episodic items[2] totaled $0.7 million in 2Q24, $1 million in 1Q24, and $0.5 million in 2Q23
- Noninterest income includes back to back swap fee income of $0.3 million in 2Q24, $0.2 million in 1Q24 and $0.1 million in 2Q23
- Noninterest expense increased 11.2% YoY but decreased 2.1% QoQ
- Credit quality remains solid

FFIC FLUSHING Financial Corporation

[1] See Reconciliation of GAAP Earnings to Core Earnings - Quarters

[2] Episodic items include prepayment penalty income, customer swap termination fees, net reversals and recoveries of interest from nonaccrual loans, net gains and losses from fair value adjustments on qualifying hedges, and purchase accounting accretion

3

0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 0.00% 20.00% 40.00% 60.00% 80.00% 100. 0% 120. 0% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 1H24 FFIC Industry ▪ Over two decades and multiple credit cycles, Flushing Financial has a history of better than industry credit quality ▪ Average LTVs on the Real Estate portfolio is less than 36%4 – Only $35.0 million of real estate loans (0.5% of gross loans) with an LTV of 75% or more4 ; $9.2 million have mortgage insurance Net Charge-offs Significantly Better Than the Industry; Strong DCR NCOs / Average Loans1 1 “Industry” includes FDIC insured institutions from “FDIC Statistics At A Glance” through March 31, 2024 2 Based on most recent Annual Loan Review 3 Based upon a sample size of 74% of multifamily and investor real estate loans as of December 31, 2023 4 Based on appraised value at origination 4 Noncurrent Loans / Loans -0.50% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 1H24 FFIC Industry Weighted average debt coverage ratios (DCR) for Multifamily and Investor CRE portfolios at ~1.82x2 - 200 bps shock increase in rates produces a weighted average DCR of ~1.46x3 - 10% increase in operating expense yields a weighted average DCR of ~1.74x3 - 200 bps shock increase in rates and 10% increase in operating expenses results in a weighted average DCR ~1.313 - In all scenarios, weighted average LTV is less than 50%3,4

0.47% 0.45% 0.54% 0.53% 0.61% 0.34% 0.40% 0.39% 0.42% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% 2Q23 3Q23 4Q23 1Q24 2Q24 FFIC Peer Median* 5 Low Risk Credit Profile Results NPAs / Assets Criticized and Classified Loans / Gross Loans 30-89 Day Past Due /Total Loans ACL by Loan Segment (2Q24) $2,632 $1,895 $519 $262 $65 $14 $1,390 0.41% 0.48% 0.30% 0.30% 1.18% 8.07% 1.26% -7 0. 00% -6 0. 00% -5 0. 00% -4 0. 00% -3 0. 00% -2 0. 00% -1 0. 00% 0. 00% 10 .0 0% Multifamily Residential Commercial Real Estate 1-4 Family - Mixed Use 1-4 Family - Residential Construction Small Business Administration Commercial Business and Other Loan Balance ($MM) ACLs / Loans 44.1% LTV on 2Q24 NPAs Peer data through 1Q24; Peers include: BKU, DCOM, FLIC, HNVR, KRNY, NFBK, NYCB, PFS, and VLY 0.71% 1.08% 1.11% 0.87% 1.13% 1.60% 1.72% 2.28% 2.14% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 2Q23 3Q23 4Q23 1Q24 2Q24 FFIC Peer Median* 0.16% 0.13% 0.21% 0.25% 0.35% 0.17% 0.26% 0.26% 0.31% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 2Q23 3Q23 4Q23 1Q24 2Q24 30-89 Day Past Due/Total Loans Peer Median*

6 Strong Credit Quality In Key Portfolios Portfolio Data Points Multifamily Investor CRE Office NPLs/Loans 52 bps 0 bp 0 bp Criticized and Classified Loans/Loans 67 bps 36 bps 2.7% Weighted Average DCR1 : 1.8x 1.8x 1.9x Portfolio Size: $2.6 billion $1.9 billion $253 million Average Loan Size: $1.2 million $2.5 million $3.0 million 1 Based on most recent Annual Loan Review

# Low Risk Multifamily Loan Portfolio

## Multifamily Ratios vs Peer Banks[1]



Criticized and Classified Multifamily Loans /
Total Multifamily Loans
3rd Lowest
0.54%
14.72%
4.46%
0.00%
0.60%
1.78%
0.34%
12.62%
0.55%
22.45%
FFIC
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9



Multifamily Allowance for Credit Losses /
Criticized and Classified Multifamily Loans
4th Highest
75%
7%
6%
0%
125%
51%
173%
10%
149%
4%
FFIC
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9

## Loan Rating Criteria

- We employ a quantitative model to determine loan risk ratings for real estate loans
- The model consists of four factors: property condition, current DCR, current LTV, and loan payment history with DCR and LTV combining for 70% of the weight
- The model output cannot be manually overridden to improve the risk rating, but can be downgraded

## Multifamily Credit Quality Statistics[2]

- 30-89 days past due are 0.21% of total multifamily loans
- NPL loans are 0.52% of total multifamily loans
- Criticized and Classified loans to multifamily loans are 0.67%
- LLRs to multifamily criticized and classified loans are 61%

FFIC FLUSHING Financial Corporation

[1] Chart data as of March 31, 2024; Peers include: BKU, DCOM, FLIC, HNVR, KRNY, NFBK, NYCB, PFS, and VLY
[2] As of June 30, 2024

7

12.3% 12.5% 12.7% 11.8% 11.4% 29.4% 28.0% 26.8% 27.3% 28.0% 1.8% 1.7% 1.6% 1.5% 1.4% 25.4% 23.2% 23.6% 24.4% 23.8% 29.7% 33.6% 34.0% 34.0% 33.9% 1.4% 1.0% 1.3% 1.0% 1.3% $6,900 $6,819 $6,884 $7,081 $7,196 0 100 0 200 0 300 0 400 0 500 0 600 0 700 0 800 0 2Q23 3Q23 4Q23 1Q24 2Q24 Noninterest Bearing NOW Accounts Savings Money Market CDs Mortgage Escrow Average Total Deposits Expand YoY and QoQ 8 Total Average Deposits ($ Millions) ▪ Average total deposits increased 4.3% YoY and 1.6% QoQ with QoQ growth in NOW, money market, and CDs ▪ Average noninterest bearing deposits are 11.4% of average total deposits, down from 12.3% a year ago ▪ Average brokered CDs were $932.4 million in 2Q24 compared to $759.4 million in 2Q23 and $874.4 million in 1Q24; brokered deposits help offset the normal flows of the government banking portfolio Average Noninterest Bearing Deposits ($ Millions) Deposit Costs 2.68% 2.94% 3.10% 3.27% 3.38% $849.7 $851.7 $873.3 $834.2 $822.9 -100 10 30 50 70 90 1100 1300 2Q23 3Q23 4Q23 1Q24 2Q24

GAAP and Core NIM Near Stabilization 9 GAAP NIM FTE 2.18% 2.22% 2.29% 2.06% 2.05% See Appendix for definitions of Core NII FTE, Core NIM, and Core Loan Yields Net Interest Income and NIM ($ Millions) $43.3 $42.8 $46.6 $42.4 $42.5 2.17% 2.13% 2.31% 2.06% 2.03% 4.99% 5.26% 5.59% 5.45% 5.47% 2.68% 2.94% 3.10% 3.27% 3.39% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% $10. 0 $15. 0 $20. 0 $25. 0 $30. 0 $35. 0 $40. 0 $45. 0 $50. 0 2Q23 3Q23 4Q23 1Q24 2Q24 Core NII FTE Core NIM FTE Core Loan Yields Core Deposit Yield ▪ Absent rate changes, NIM is expected to be near a bottom but is largely dependent on loan closings and funding mix (deposit seasonality on certain products) ▪ If the inversion in the yield curve (primarily Overnight/1- month SOFR relative to the 5- year FHLB-NY Advance rate) lessens, this should improve spreads on the real estate portfolio over time ▪ Using a static balance sheet and a parallel shift in the yield curve (currently inverted), net interest income would benefit by approximately 1% over the first year ▪ A steepening of the yield curve (reduction of the short end by 100 bps and no change in the long end) should benefit net interest income by greater than $15 million over time, all else equal

10 CDs Continue to Reprice ▪ CDs have a weighted average rate of 4.69%1 as of June 30, 2024 ▪ Current CD rates are approximately 4.85-5.40% ▪ Approximately 86%1 of the CD portfolio will mature within one year – $587.5 million in 3Q24 at 4.89%1 – $510.5 million in 4Q24 at 4.96% – $304.7 million in 1Q25 at 4.64% ▪ Historically, we retain a high percentage of maturing CDs Total CDs of $2.4 Billion; Repricing Dates with Weighted Average Rate1 1 Excludes $775.8MM of CDs with interest rate hedges 4.89% 4.96% 4.64% 3.92% 3Q24 4Q24 1Q25 Later

▪ Floating rate loans include any loans (including back-to-back swaps) tied to an index that reprices within 90 days; Including interest rate hedges of $500 million, $1.7 billion or ~26% of the loan portfolio is effectively floating rate ▪ Through 2026, loans to reprice ~226-242 bps higher assuming index values as of June 30, 2024 ▪ ~18% of loans reprice (~26% including all loan portfolio hedges) with every Fed move and an additional 11-15% reprice annually $1,238 $383 $765 $740 7.41% 4.46% 4.37% 4.35% 7.48% 6.88% 6.63% 6.66% - 200 400 600 800 1,0 00 1,2 00 1,4 00 Floating Remainder of 2024 2025 2026 Adjustable Loan Repricing Maturing Fixed Rate Total Loan Repricing Current Rate Repricing Rate Effective Floating Rate Loans Rise are ~26% of the Loan Portfolio; Significant Repricing to Occur Through 2026 11 Loan Repricing ($ Millions) +242 bps +226 bps +231 bps

12 Interest Rate Hedges Provide Income and Reduce Rate Sensitivity Swap Type Notional ($ Million) 1H24 Avg Bal ($ Million) 1Q24 Yield with Swaps 1Q24 Yield Without Swaps Net Benefit Investments $200.0 $1,270.2 4.88% 4.56% +0.32% Loans1 $699.1 $6,776.1 5.48% 5.25% +0.23% Funding $775.8 $7,906.0 3.48% 3.82% +0.34% ▪ The $1.7 billion of total interest rate hedges has annualized net interest income of $42.8 million as of June 30, 2024 ▪ The net benefit will expand if the Fed raises rates or compress if the Fed cuts rates ▪ Approximately 22% of the interest rate hedges will mature in 2025 1 Does not include $786.3 million of customer back-to-back loan swaps

$22.47 $22.39 $22.54 $22.39 $22.24 7.70% 7.56% 7.64% 7.40% 7.12% 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% 18.00% 20.00% $17. 00 $18. 00 $19. 00 $20. 00 $21. 00 $22. 00 $23. 00 $24. 00 2Q23 3Q23 4Q23 1Q24 2Q24 Tangible Book Value Per Share Tangible Common Equity/Tangible Assets $23.14 $23.06 $23.21 $23.04 $22.89 10.36% 10.14% 10.25% 10.32% 10.22% 8.54% 8.51% 8.47% 8.32% 8.18% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% $17. 00 $18. 00 $19. 00 $20. 00 $21. 00 $22. 00 $23. 00 $24. 00 2Q23 3Q23 4Q23 1Q24 2Q24 Book Value Per Share CET1 Ratio Leverage Ratio Slight Compression in Book Value and Tangible Book Value Per Share 13 1% YoY Book Value Per Share Decline 1% YoY Decrease in Tangible Book Value Per Share

Strong Asian Banking Market Focus 18% of Total Deposits $41B Deposit Market Potential (~3% Market Share1 ) 9.8% FFIC 5 Year Asian Market CAGR vs 3.3%1 for the Comparable Asian Markets Asian Communities – Total Loans $745.5 million and Deposits $1.3 billion Multilingual Branch Staff Serves Diverse Customer Base in NYC Metro Area Growth Aided by the Asian Advisory Board Sponsorships of Cultural Activities Support New and Existing Opportunities 1 As of June 30, 2023; Latest FDIC Data One Third of Branches are in Asian markets 14

▪ CPC Chinese-American Planning Council Asian American and Pacific Island Heritage Month ▪ Gujarati Samaj of NY 15 Key Community Events During 2Q24

▪ Balance Sheet – Expect stable loans – Focused on improving funding mix; expect normal historical funding patterns ▪ Net Interest Income – Expect NIM is close to a bottom (assuming stable Fed rates) • Will depend primarily on the loan closings and funding mix • $1.4 billion of retail CDs to mature over the next year at a weighted average rate of 4.81%; closer to market rates – $383 million of loans scheduled to reprice upwards 242 bps in the second half of 2024 and $765 million up 226 bps in 2025 (based on June 30, 2024 index values) ▪ Noninterest Income – Approximately $30.2 million of back-to-back swaps in the loan pipeline; banking services fee income to benefit in the quarter as these loans close ▪ Noninterest Expense – 2024 core noninterest expense expected to rise mid single digits from the 2023 base of $151.4 million as we continue to make investments in the business to improve long term profitability ▪ Effective Tax Rate – Expecting mid 20%s for 2024 16 Outlook

17 ▪ Areas of Focus – Increase NIM and Reduce Volatility • Loan and CD repricing • Focusing on noninterest bearing deposits – Maintain Credit Discipline • Low risk profile • Conservative loan underwriting • History of low credit losses • Minimal exposure to Manhattan office buildings – Preserve Strong Liquidity and Capital • Low uninsured and uncollateralized deposits with high available liquidity • Favorable capital ratios – Bend the Expense Curve • Keep expense growth in line with historical norms as we continue to make investments to improve long term profitability ▪ Environment Remains a Challenge • Uncertain interest rate outlook • Weak loan demand at reasonable spreads that fit our underwriting standards Key Takeaways – Staying Disciplined in a Challenging Environment

Appendix 18

# Digital Banking Usage Continues to Increase

**18%**
Increase in Monthly Mobile Deposit Active Users
June 2024 YoY

**~31,100**
Users with Active Online Banking Status
June 2024

**18%**
Digital Banking Enrollment
June 2024 YoY Growth

**Internet Banks**
iGObanking and BankPurely national deposit gathering platforms
~2% of Average Deposits in June 2024

**Numerated**
Small Business Lending Platform
**$5.5MM of Commitments in 1HQ24**

**~12,600**
Zelle® Transactions
**~$4.1MM**
Zelle Dollar Transactions in June 2024

**Technology Enhancements Remain a Priority to Grow Customer Base and Increase Engagement**

FFIC FLUSHING Financial Corporation
19

# Annual Financial Highlights

| | 2023 | 2022 | 2021 | 2020 | 2019 | 2018 |
|---|---|---|---|---|---|---|
| **Reported Results** | | | | | | |
| EPS | $0.96 | $2.50 | $2.59 | $1.18 | $1.44 | $1.92 |
| ROAA | 0.34 % | 0.93 % | 1.00 % | 0.48 % | 0.59 % | 0.85 % |
| ROAE | 4.25 | 11.44 | 12.60 | 5.98 | 7.35 | 10.30 |
| NIM FTE | 2.24 | 3.11 | 3.24 | 2.85 | 2.47 | 2.70 |
| **Core[1] Results** | | | | | | |
| EPS | $0.83 | $2.49 | $2.81 | $1.70 | $1.65 | $1.94 |
| ROAA | 0.29 % | 0.92 % | 1.09 % | 0.68 % | 0.68 % | 0.85 % |
| ROAE | 3.69 | 11.42 | 13.68 | 8.58 | 8.42 | 10.39 |
| NIM FTE | 2.21 | 3.07 | 3.17 | 2.87 | 2.49 | 2.72 |
| **Credit Quality** | | | | | | |
| NPAs/Loans & REO | 0.67 % | 0.77 % | 0.23 % | 0.31 % | 0.24 % | 0.29 % |
| LLRs/Loans | 0.58 | 0.58 | 0.56 | 0.67 | 0.38 | 0.38 |
| LLR/NPLs | 159.55 | 124.89 | 248.66 | 214.27 | 164.05 | 128.87 |
| NCOs/Average Loans | 0.16 | 0.02 | 0.05 | 0.06 | 0.04 | - |
| Criticized & Classifieds/Loans | 1.11 | 0.98 | 0.87 | 1.07 | 0.66 | 0.96 |
| **Capital Ratios** | | | | | | |
| CET1 | 10.25 % | 10.52 % | 10.86 % | 9.88 % | 10.95 % | 10.98 % |
| Tier 1 | 10.93 | 11.25 | 11.75 | 10.54 | 11.77 | 11.79 |
| Total Risk-based Capital | 14.33 | 14.69 | 14.32 | 12.63 | 13.62 | 13.72 |
| Leverage Ratio | 8.47 | 8.61 | 8.98 | 8.38 | 8.73 | 8.74 |
| TCE/TA | 7.64 | 7.82 | 8.22 | 7.52 | 8.05 | 7.83 |
| **Balance Sheet** | | | | | | |
| Book Value/Share | $23.21 | $22.97 | $22.26 | $20.11 | $20.59 | $19.64 |
| Tangible Book Value/Share | 22.54 | 22.31 | 21.61 | 19.45 | 20.02 | 19.07 |
| Dividends/Share | 0.88 | 0.88 | 0.84 | 0.84 | 0.84 | 0.80 |
| Average Assets ($B) | 8.5 | 8.3 | 8.1 | 7.3 | 6.9 | 6.5 |
| Average Loans ($B) | 6.8 | 6.7 | 6.6 | 6.0 | 5.6 | 5.3 |
| Average Deposits ($B) | 6.9 | 6.5 | 6.4 | 5.2 | 5.0 | 4.7 |

FFIC FLUSHING Financial Corporation

[1] See Reconciliation of GAAP Earnings and Core Earnings in Appendix

20

Over a 28 Year Track Record of Steady Growth Core EPS ($) Dividends per Share ($) 2 Tangible Book Value per Share ($) Assets ($B) Total Gross Loans ($B) Total Deposits ($B) $- $0.88 1995 2000 2005 2010 2015 2020 2023 2Q24 $- $0.33 1995 2000 2005 2010 2015 2020 2023 2Q24 $0.6 $6.9 1995 2000 2005 2010 2015 2020 2023 2Q24 $0.3 $6.8 1995 2000 2005 2010 2015 2020 2023 2Q24 $0.7 $9.1 1995 2000 2005 2010 2015 2020 2023 2Q24 9% CAGR 12% CAGR 9% CAGR 4% CAGR1 14% CAGR1 $4.86 $22.24 1995 2000 2005 2010 2015 2020 2023 2Q24 6% CAGR Note: Acquisition of Empire Bancorp in 2020 (loans and deposits acquired of $685MM and $854MM, respectively; assets acquired of $982MM) 21 1 Calculated from 1996-2023 2 Annualized

Approach to Real Estate Lending: Low Leverage & Shared Philosophy 22 Our Conservative Lending Profile Has Served Us Well Over Many Cycles ▪ Since 1929, we have a long history of lending in metro New York City – Historically, credit quality has outperformed the industry and peers • From 2001-2023, median NCOs to average loans has been 4 bps compared to 52 bps for the industry • Median noncurrent loans to total loans has been 37 bps compared to 130 bps for the industry over the same period ▪ The key to our success is shared client philosophy – Our clients tend to have low leverage (average LTV is <36%) and strong cash flows (DCR is 1.8x for multifamily and CRE1 ) – Multigenerational– our clients tend to build portfolio of properties; generally, buy and hold – Borrowers are not transaction oriented – average real estate loan seasoning is over 8 years, which is generally passed the 5-year reset for multifamily and investor CRE loans – We do not attract clients who are short term borrowers, who want funds on future cash flows, or who are aggressively trying to convert rent regulated units into market rents 1 Based on annual loan reviews

Loans Secured by Real Estate Have an Average LTV of ~36% Manhattan Office Buildings are Approximately 0.5% of Gross Loans and All Are Performing Data as of June 30, 2024 39% 10% 11% 7% 6% 5% 4% 4% 4% 2%2% 2% 1% 1% 1%1 % Multifamily: 39.0% Owner Occupied CRE: 11.0% Non Real Estate: 10.0% One-to-four family - Mixed Use: 7.0% General Commercial: 6.0% CRE - Shopping Center: 5.0% CRE - Strip Mall: 4.0% One-to-four family - Residential: 4.0% Commercial Mixed Use: 4.0% CRE - Single Tenant: 2.0% Industrial: 2.0% Office - Multi & SingleTenant: 2.0% Health Care/Medical Use: 1.0% Commercial Special Use: 1.0% Construction: 1.0% Office Condo & Co-Op: 1.0% $6.8B Total Portfolio 90% Real Estate Based 23

▪ All loans underwritten with a 250-300 bps increase in rates at origination; especially when rates were low ▪ Debt coverage ratios (DCR) based on current rents; not projected cash flows ▪ Underwritten Net Operating Income (NOI) at origination includes forecasted increases in expenses and potential increase interest rates, which limits overall leverage ▪ Cap rates were underwritten to 5%+ when rates were low ▪ Annual loan reviews performed; cash flows updated annually and a trend analysis on the portfolio is performed ▪ 30-year amortization ▪ Loans generally reset every 5 years (FHLB Advance rate + 225 bps) 24 Multifamily: Conservative Underwriting Standards Portfolio Data Points Portfolio Size: $2.6 billion Average Loan Size: $1.2 million Current Weighted Average Coupon: 4.92% Weighted Average LTV: 44% % of Loans with LTV >75% 0% Weighted Average DCR: 1.8x NPLs/Loans 0.52% 30-89 Days Past Due/Loans 0.21% Criticized and Classified Loans/Loans 67 bps Underwriting Standards at Origination

# Multifamily: Manageable Repricing Risk

## Actual Repricing

| ($000s) | At Origination 2019 | At Origination Stressed | At Reprice Date CAGR | At Reprice Date 2023 |
|---|---|---|---|---|
| Purchase Price: | $7,500 | | | $7,500 |
| Loan Amount: | $4,250 | $3,824 | | $3,824 |
| LTV: | 56.7% | | | 51.0% |
| Rate: | 3.75% | 5.75% | | 6.45% |
| Annual Payment: | $159 | $301 | | $324 |
| Income: | 725 | 848 | 4% | 848 |
| Expense: | 362 | 423 | 4% | 423 |
| NOI: | $363 | $425 | | $425 |
| DCR: | 2.28 | 1.41 | | 1.31 |

NOI Sensitivity

| | CAGR | 2023 | CAGR | 2023 |
|---|---|---|---|---|
| Loan Balance: | | $3,824 | | $3,824 |
| Repricing Rate: | | 6.45% | | 6.45% |
| Annual Payment: | | $324 | | $324 |
| Income: | 4% | 848 | 4% | 848 |
| Expense: | 6% | 458 | 8% | 492 |
| NOI: | | $390 | | $356 |
| DCR: | | 1.20 | | 1.10 |

## Key Data Points

- During 2023, $296 million of loans repriced ~196 bps higher to 6.61%; all loans repriced to contractual rate
- For the remained of 2024, $173.6 million of loans are forecasted to reprice 275 bps higher to a weighted average rate of 6.90%[1]
- Example of a typical 2023 loan repricing:
  - Income and expense increased at an approximate 4% CAGR
  - Rate resets to FHLB 5-yr advance + 225 bps
  - NOI sensitivity provided for illustrative purposes only; actual expense CAGR has been 4%

FFIC FLUSHING Financial Corporation

[1] Based on underlying index value on June 30, 2024

25

Debt Coverage Ratio Details1 Multifamily weighted average DCR 1.8x2 Amount of loans with a DCR of 1.0-1.2x $141.1 million3 LTV of loans with a DCR of 1.0-1.2x 48% Amount of loans with a DCR <1.0x $28.5 million3 LTV of loans with a DCR <1.0x 33% Of the loans with a DCR <1.2x: • None have an LTV >70% • $16.2 million have an LTV >60% • $1.4 million are 90+ days past due; $2.4 million criticized or classified (with WA LTV of 49.8%) 26 Multifamily: DCR Risks Are Well Contained 1 Data as of June 30, 2024 2 Based on annual loan reviews 3 Excludes co-ops ▪ Underwriting assumes higher rates at origination leading to strong DCRs ▪ Low amount of loans with DCRs less than 1.2x and minimal amount below 1.0x ▪ Borrowers have significant equity positions in these loans, especially for those with DCRs less than 1.0x ▪ Credit performance is favorable for DCRs of 1.2x or less: – $1.4 million 90+ days past due – Only $2.4 million of criticized or classified loans with a weighted average LTV of 49.8% Key Data Points1

27 Multifamily: Minimal Interest Only; High Quality Performance 1 As of December 31, 2023 2 Excludes co-ops ▪ Interest only loans are typically only offered to relationship customers who have a prior history with the Bank ▪ A client requests an interest only loan when cash flows early in the project are low and will increase after improvements occur ▪ Significant equity or multiple properties are offsetting factors ▪ Loans are generally interest only for 1-3 years and then become fully amortizing ▪ Underwritten on a fully amortizing basis ▪ Credit performance is stellar with no delinquencies greater than 30 days, no criticized, and no classified loans Interest Only Loan Details Key Data Points 1 Total interest only loans $262.8 million Weighted average LTV 49% Weighted average DCR 2.6x Amount of loans with a DCR <1.2x $02 30-89 Days Past Due/Loans $0 Criticized and Classified Loans/Loans $0 Amount of loans to become fully amortizing in 2024 • $137.2 million • DCR of 3.5x current and ~2.2x when fully amortized

Key Data Points 28 Multifamily: Rent Regulated Portfolio – Granular and Low Risk Portfolio Data Points1 Portfolio Size: $1.6 billion Average Loan Size: $1.3 million Current Weighted Average Coupon: 4.75% Weighted Average LTV: 48% % of Loans with LTV >75% 0% Weighted Average DCR: 1.8x2 Average Seasoning: 7.2 years 30-89 Days Past Due $3.4 million Criticized and Classified Loans $3.2 million Buildings that are 100% rent regulated $787 million Buildings that are 50-99% rent regulated $527 million Buildings that are <50% rent regulated $306 million ▪ New York City area has a shortage of affordable housing creating the need for rent regulated units; annual the Rent Guidelines Board establishes rental increases for these units ▪ Loans that contain rent regulated properties are about two thirds of the multifamily portfolio ▪ This portfolio is very granular with about half the portfolio in buildings that are 100% rent regulated and half with a mix of market rents ▪ Borrowers have over 50% equity in these properties ▪ With average seasoning over 7 years, these borrowers have experienced rate resets ▪ Credit performance is solid with low levels of delinquencies, criticized, and classified loans 1 Data as of December 31, 2023 2 Based on annual loan reviews

▪ All loans underwritten with a 250-300 bps increase in rates at origination; especially when rates were low ▪ Debt coverage ratios (DCR) based on current rents; not projected cash flows ▪ Underwritten Net Operating Income (NOI) at origination includes forecasted increases in expenses and potential increase interest rates, which limits overall leverage ▪ Cap rates were underwritten to 5%+ when rates were low ▪ Annual loan reviews performed; cash flows updated annually and a trend analysis on the portfolio is performed ▪ 30-year amortization ▪ Loans generally reset every 5 years (FHLB Advance rate + 225 bps) 29 Investor CRE: Conservative Underwriting Standards Portfolio Data Points Portfolio Size: $1.9 billion Average Loan Size: $2.5 million Current Weighted Average Coupon: 5.09% Weighted Average LTV: 50% % of Loans with LTV >75% 0% Weighted Average DCR: 1.8x NPLs/Loans 0% 30-89 Days Past Due/Loans 0.37% Criticized and Classified Loans/Loans 36 bp Underwriting Standards at Origination

16% 29% 21% 18% 16% Bronx Kings Manhattan Queens Other 9% 19% 17% 18% 5% 6% 9% 4% 13% Bronx Kings Manhattan Queens Other NY Nassau Suffolk NJ CT/Other Multifamily Geography Geographically Diverse Multifamily and CRE Portfolios 30 Underwrite Real Estate Loans with a Cap Rates over 6% in 1H24 (5%+ Historically) and Stress Test Each Loan $2.6B Portfolio Non-Owner Occupied CRE Geography $1.9B Portfolio

31 Well-Diversified Commercial Business Portfolio Commercial Business ▪ Primarily in market lending ▪ Annual sales up to $250 million ▪ Lines of credit and term loans, including owner occupied mortgages ▪ Loans secured by business assets, including account receivables, inventory, equipment, and real estate ▪ Personal guarantees are generally required ▪ Originations are generally $100,000 to $10 million ▪ Adjustable rate loans with adjustment periods of five years for owner-occupied mortgages and for lines of credit the adjustment period is generally monthly ▪ Generally not subject to limitations on interest rate increases but have interest rate floors Average loan size of $1.4 million Data as of June 30, 2024 11.1% 10.9% 10.6% 9.7% 7.3% 8.2% 6.1% 5.7% 5.7% 3.8% 3.5% 2.7% 2.4% 2.2% 2.1%1.8% 1.7% 1.6% 1.5% 1.4% Wholesalers: 11.1% Other: 10.9% Trucking/ Vehicle Transport: 10.6% Financing Company: 9.7% Construction/Contractors: 8.2% Professional Services (Excluding Medical): 7.3% Medical Professionals: 6.1% Hotels: 5.7% Manufacturer: 5.7% Automobile Related: 3.8% Apparel: 3.5% Electrical Equipment: 2.7% Restaurants: 2.4% Theaters: 2.2% Civic and Social Organizations: 2.1% Food Service: 1.8% Retailer: 1.7% Airlines: 1.6% Schools/Daycare Centers: 1.5% Fitness and Recreational Sports Centers: 1.4% $1.4B Total Portfolio Real Estate Collateral $713MM

Reconciliation of GAAP Earnings and Core Earnings 32 Non-cash Fair Value Adjustments to GAAP Earnings The variance in GAAP and core earnings is partly driven by the impact of non-cash net gains and losses from fair value adjustments. These fair value adjustments relate primarily to borrowings carried at fair value under the fair value option. Core Net Income, Core Diluted EPS, Core ROAE, Core ROAA, Pre-provision, Pre-tax Net Revenue, Core Net Interest Income FTE, Core Net Interest Margin FTE, Core Interest Income and Yield on Total Loans, Core Noninterest Income, Core Noninterest Expense and Tangible Book Value per common share are each non-GAAP measures used in this presentation. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and noninterest items and provide an alternative view of the Company's performance over time and in comparison, to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as this measure is commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes this measure facilitates comparison of the quality and composition of the Company's capital over time and in comparison, to its competitors. This measure should not be viewed as a substitute for total shareholders' equity. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

# Reconciliation of GAAP to CORE Earnings - Quarters

| *(Dollars in thousands, except per share data)* | For the three months ended June 30, 2024 | March 31, 2024 | December 31, 2023 | September 30, 2023 | June 30, 2023 | For the six months ended June 30, 2024 | June 30, 2023 |
|---|---|---|---|---|---|---|---|
| GAAP income before income taxes | $ 7,136 | $ 4,997 | $ 11,754 | $ 10,752 | $ 11,872 | $ 12,133 | $ 17,327 |
| Net (gain) loss from fair value adjustments (Noninterest income (loss)) | (57) | 834 | (906) | 1,246 | (294) | 777 | (2,913) |
| Life insurance proceeds (Noninterest income (loss)) | — | — | (697) | (23) | (561) | — | (561) |
| Net (gain) loss from fair value adjustments on qualifying hedges (Net interest income) | (177) | 187 | 872 | (1,348) | 205 | 10 | 105 |
| Net amortization of purchase accounting adjustments and intangibles (Various) | (85) | (169) | (355) | (237) | (227) | (254) | (415) |
| Miscellaneous expense (Professional services) | 494 | — | 526 | — | — | 494 | — |
| Core income before taxes | 7,311 | 5,849 | 11,194 | 10,390 | 10,995 | 13,160 | 13,543 |
| Provision for core income taxes | 1,855 | 1,537 | 3,648 | 2,819 | 3,083 | 3,392 | 3,742 |
| Core net income | $ 5,456 | $ 4,312 | $ 7,546 | $ 7,571 | $ 7,912 | $ 9,768 | $ 9,801 |
| GAAP diluted earnings per common share | $ 0.18 | $ 0.12 | $ 0.27 | $ 0.26 | $ 0.29 | $ 0.30 | $ 0.42 |
| Net (gain) loss from fair value adjustments, net of tax | (0.01) | 0.02 | (0.02) | 0.03 | (0.01) | 0.02 | (0.07) |
| Life insurance proceeds | — | — | (0.02) | — | (0.02) | — | (0.02) |
| Net (gain) loss from fair value adjustments on qualifying hedges, net of tax | — | — | 0.02 | (0.03) | — | — | — |
| Net amortization of purchase accounting adjustments, net of tax | — | — | (0.01) | (0.01) | (0.01) | (0.01) | — |
| Miscellaneous expense, net of tax | 0.01 | — | 0.01 | — | — | 0.01 | — |
| Core diluted earnings per common share[1] | $ 0.18 | $ 0.14 | $ 0.25 | $ 0.25 | $ 0.26 | $ 0.33 | $ 0.32 |
| Core net income, as calculated above | $ 5,456 | $ 4,312 | $ 7,546 | $ 7,571 | $ 7,912 | $ 9,768 | $ 9,801 |
| Average assets | 8,830,665 | 8,707,505 | 8,569,002 | 8,505,346 | 8,462,442 | 8,769,085 | 8,465,363 |
| Average equity | 667,557 | 669,185 | 669,819 | 675,041 | 672,835 | 668,371 | 677,917 |
| Core return on average assets[2] | 0.25 % | 0.20 % | 0.35 % | 0.36 % | 0.37 % | 0.22 % | 0.23 % |
| Core return on average equity[2] | 3.27 % | 2.58 % | 4.51 % | 4.49 % | 4.70 % | 2.92 % | 2.89 % |

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

FFIC FLUSHING Financial Corporation 33

# Reconciliation of GAAP Revenue and Pre-provision Pre-tax Net Revenue - Quarters

| (Dollars in thousands) | For the three months ended June 30, 2024 | March 31, 2024 | December 31, 2023 | September 30, 2023 | June 30, 2023 | For the six months ended June 30, 2024 | June 30, 2023 |
|---|---|---|---|---|---|---|---|
| GAAP Net interest income | $ 42,776 | $ 42,397 | $ 46,085 | $ 44,427 | $ 43,378 | $ 85,173 | $ 88,640 |
| Net (gain) loss from fair value adjustments on qualifying hedges | (177) | 187 | 872 | (1,348) | 205 | 10 | 105 |
| Net amortization of purchase accounting adjustments | (182) | (271) | (461) | (347) | (340) | (453) | (646) |
| Core Net interest income | $ 42,417 | $ 42,313 | $ 46,496 | $ 42,732 | $ 43,243 | $ 84,730 | $ 88,099 |
| GAAP Noninterest income | $ 4,216 | $ 3,084 | $ 7,402 | $ 3,309 | $ 5,020 | $ 7,300 | $ 11,877 |
| Net (gain) loss from fair value adjustments | (57) | 834 | (906) | 1,246 | (294) | 777 | (2,913) |
| Life insurance proceeds | — | — | (697) | (23) | (561) | — | (561) |
| Core Noninterest income | $ 4,159 | $ 3,918 | $ 5,799 | $ 4,532 | $ 4,165 | $ 8,077 | $ 8,403 |
| GAAP Noninterest expense | $ 39,047 | $ 39,892 | $ 40,735 | $ 36,388 | $ 35,110 | $ 78,939 | $ 74,266 |
| Net amortization of purchase accounting adjustments | (97) | (102) | (106) | (110) | (113) | (199) | (231) |
| Miscellaneous expense | (494) | — | (526) | — | — | (494) | — |
| Core Noninterest expense | $ 38,456 | $ 39,790 | $ 40,103 | $ 36,278 | $ 34,997 | $ 78,246 | $ 74,035 |
| Net interest income | $ 42,776 | $ 42,397 | $ 46,085 | $ 44,427 | $ 43,378 | $ 85,173 | $ 88,640 |
| Noninterest income | 4,216 | 3,084 | 7,402 | 3,309 | 5,020 | 7,300 | 11,877 |
| Noninterest expense | (39,047) | (39,892) | (40,735) | (36,388) | (35,110) | (78,939) | (74,266) |
| Pre-provision pre-tax net revenue | $ 7,945 | $ 5,589 | $ 12,752 | $ 11,348 | $ 13,288 | $ 13,534 | $ 26,251 |
| Core: | | | | | | | |
| Net interest income | $ 42,417 | $ 42,313 | $ 46,496 | $ 42,732 | $ 43,243 | $ 84,730 | $ 88,099 |
| Noninterest income | 4,159 | 3,918 | 5,799 | 4,532 | 4,165 | 8,077 | 8,403 |
| Noninterest expense | (38,456) | (39,790) | (40,103) | (36,278) | (34,997) | (78,246) | (74,035) |
| Pre-provision pre-tax net revenue | $ 8,120 | $ 6,441 | $ 12,192 | $ 10,986 | $ 12,411 | $ 14,561 | $ 22,467 |
| Efficiency Ratio | 82.6 % | 86.1 % | 76.7 % | 76.8 % | 73.8 % | 84.3 % | 76.7 % |

FFIC FLUSHING Financial Corporation

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

34

# Reconciliation of GAAP to Core Net Interest Income and NIM - Quarters

| | For the three months ended | | | | | For the six months ended | |
|---|---|---|---|---|---|---|---|
| *(Dollars in thousands)* | June 30, 2024 | March 31, 2024 | December 31, 2023 | September 30, 2023 | June 30, 2023 | June 30, 2024 | June 30, 2023 |
| GAAP net interest income | $ 42,776 | $ 42,397 | $ 46,085 | $ 44,427 | $ 43,378 | $ 85,173 | $ 88,640 |
| Net (gain) loss from fair value adjustments on qualifying hedges | (177) | 187 | 872 | (1,348) | 205 | 10 | 105 |
| Net amortization of purchase accounting adjustments | (182) | (271) | (461) | (347) | (340) | (453) | (646) |
| Tax equivalent adjustment | 98 | 100 | 101 | 102 | 101 | 198 | 201 |
| Core net interest income FTE | $ 42,515 | $ 42,413 | $ 46,597 | $ 42,834 | $ 43,344 | $ 84,928 | $ 88,300 |
| Prepayment penalties received on loans and securities, net of reversals and recoveries of interest from nonaccrual loans | (369) | (928) | (3,416) | (857) | (315) | (1,297) | (995) |
| Net interest income FTE excluding episodic items | $ 42,146 | $ 41,485 | $ 43,181 | $ 41,977 | $ 43,029 | $ 83,631 | $ 87,305 |
| Total average interest-earning assets [1] | $ 8,358,006 | $ 8,238,395 | $ 8,080,550 | $ 8,027,201 | $ 7,996,067 | $ 8,298,199 | $ 8,001,489 |
| Core net interest margin FTE | 2.03 % | 2.06 % | 2.31 % | 2.13 % | 2.17 % | 2.05 % | 2.21 % |
| Net interest margin FTE excluding episodic items | 2.02 % | 2.01 % | 2.14 % | 2.09 % | 2.15 % | 2.02 % | 2.18 % |
| GAAP interest income on total loans, net | $ 92,728 | $ 92,959 | $ 95,616 | $ 91,466 | $ 85,377 | $ 185,687 | $ 168,266 |
| Net (gain) loss from fair value adjustments on qualifying hedges - loans | (137) | 123 | 978 | (1,379) | 157 | (14) | 56 |
| Net amortization of purchase accounting adjustments | (198) | (295) | (484) | (358) | (345) | (493) | (661) |
| Core interest income on total loans, net | $ 92,393 | $ 92,787 | $ 96,110 | $ 89,729 | $ 85,189 | $ 185,180 | $ 167,661 |
| Average total loans, net [1] | $ 6,751,715 | $ 6,807,944 | $ 6,872,115 | $ 6,817,642 | $ 6,834,644 | $ 6,779,829 | $ 6,855,454 |
| Core yield on total loans | 5.47 % | 5.45 % | 5.59 % | 5.26 % | 4.99 % | 5.46 % | 4.89 % |

FFIC FLUSHING Financial Corporation [1] Excludes purchase accounting average balances for all periods presented

35

36 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Quarters (Dollars in thousands) Total Equity $ 665,322 $ 669,827 $ 669,837 $ 666,521 $ 670,247 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) Core deposit intangibles (1,322) (1,428) (1,537) (1,651) (1,769) Tangible Stockholders' Common Equity $ 646,364 $ 650,763 $ 650,664 $ 647,234 $ 650,842 Total Assets $ 9,097,240 $ 8,807,325 $ 8,537,236 $ 8,579,375 $ 8,474,852 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) Core deposit intangibles (1,322) (1,428) (1,537) (1,651) (1,769) Tangible Assets $ 9,078,282 $ 8,788,261 $ 8,518,063 $ 8,560,088 $ 8,455,447 Tangible Stockholders' Common Equity to Tangible Assets 7.12% 7.40% 7.64% 7.56% 7.70% 2024 March 31, 2024 June 30, 2023 September 30, June 30, 2023 December 31, 2023

# Reconciliation of GAAP Earnings and Core Earnings - Years

| *(Dollars In thousands, except per share data)* | Years Ended December 31, 2023 | December 31, 2022 | December 31, 2021 | December 31, 2020 | December 31, 2019 | December 31, 2018 |
|---|---|---|---|---|---|---|
| GAAP income (loss) before income taxes | $ 39,833 | $ 104,852 | $ 109,278 | $ 45,182 | $ 53,331 | $ 65,485 |
| Day 1, Provision for Credit Losses - Empire transaction | — | — | — | 1,818 | — | — |
| Net (gain) loss from fair value adjustments | (2,573) | (5,728) | 12,995 | 2,142 | 5,353 | 4,122 |
| Net (gain) loss on sale of securities | — | 10,948 | (113) | 701 | 15 | 1,920 |
| Life insurance proceeds | (1,281) | (1,822) | — | (659) | (462) | (2,998) |
| Net gain on sale or disposition of assets | — | (104) | (621) | — | (770) | (1,141) |
| Net (gain) loss from fair value adjustments on qualifying hedges | (371) | (775) | (2,079) | 1,185 | 1,678 | — |
| Accelerated employee benefits upon Officer's death | — | — | — | — | 455 | 149 |
| Prepayment penalty on borrowings | — | — | — | 7,834 | — | — |
| Net amortization of purchase accounting adjustments | (1,007) | (2,030) | (2,489) | 80 | — | — |
| Miscellaneous/Merger expense | 526 | — | 2,562 | 6,894 | 1,590 | — |
| Core income before taxes | 35,127 | 105,341 | 119,533 | 65,177 | 61,190 | 67,537 |
| Provision for core income taxes | 10,209 | 28,502 | 30,769 | 15,428 | 13,957 | 11,960 |
| Core net income | $ 24,918 | $ 76,839 | $ 88,764 | $ 49,749 | $ 47,233 | $ 55,577 |
| GAAP diluted earnings (loss) per common share | $ 0.96 | $ 2.50 | $ 2.59 | $ 1.18 | $ 1.44 | $ 1.92 |
| Day 1, Provision for Credit Losses - Empire transaction, net of tax | — | — | — | 0.05 | — | — |
| Net (gain) loss from fair value adjustments, net of tax | (0.06) | (0.14) | 0.31 | 0.06 | 0.14 | 0.10 |
| Net (gain) loss on sale of securities, net of tax | — | 0.26 | — | 0.02 | — | 0.05 |
| Life insurance proceeds | (0.04) | (0.06) | — | (0.02) | (0.02) | (0.10) |
| Net gain on sale or disposition of assets, net of tax | — | — | (0.01) | — | (0.02) | (0.03) |
| Net (gain) loss from fair value adjustments on qualifying hedges, net of tax | (0.01) | (0.02) | (0.05) | 0.03 | 0.05 | — |
| Accelerated employee benefits upon Officer's death, net of tax | — | — | — | — | 0.01 | — |
| Prepayment penalty on borrowings, net of tax | — | — | — | 0.20 | — | — |
| Net amortization of purchase accounting adjustments, net of tax | (0.02) | (0.05) | (0.06) | — | — | — |
| Miscellaneous/Merger expense, net of tax | 0.01 | — | 0.06 | 0.18 | 0.04 | — |
| NYS tax change | — | — | (0.02) | — | — | — |
| Core diluted earnings per common share[(1)] | $ 0.83 | $ 2.49 | $ 2.81 | $ 1.70 | $ 1.65 | $ 1.94 |
| Core net income, as calculated above | $ 24,918 | $ 76,839 | $ 88,764 | $ 49,749 | $ 47,233 | $ 55,577 |
| Average assets | 8,501,564 | 8,307,137 | 8,143,372 | 7,276,022 | 6,947,881 | 6,504,598 |
| Average equity | 675,151 | 672,742 | 648,946 | 580,067 | 561,289 | 534,735 |
| Core return on average assets[(2)] | 0.29 % | 0.92 % | 1.09 % | 0.68 % | 0.68 % | 0.85 % |
| Core return on average equity[(2)] | 3.69 % | 11.42 % | 13.68 % | 8.58 % | 8.42 % | 10.39 % |

FFIC FLUSHING Financial Corporation

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

37

# Reconciliation of GAAP Revenue and Pre-Provision Pre-Tax Net Revenue - Years

| | Years Ended | | | | | |
|---|---|---|---|---|---|---|
| *(Dollars In thousands)* | December 31, 2023 | December 31, 2022 | December 31, 2021 | December 31, 2020 | December 31, 2019 | December 31, 2018 |
| GAAP Net interest income | $ 179,152 | $ 243,616 | $ 247,969 | $ 195,199 | $ 161,940 | $ 167,406 |
| Net (gain) loss from fair value adjustments on qualifying hedges | (371) | (775) | (2,079) | 1,185 | 1,678 | — |
| Net amortization of purchase accounting adjustments | (1,454) | (2,542) | (3,049) | (11) | — | — |
| Core Net interest income | $ 177,327 | $ 240,299 | $ 242,841 | $ 196,373 | $ 163,618 | $ 167,406 |
| | | | | | | |
| GAAP Noninterest income | $ 22,588 | $ 10,009 | $ 3,687 | $ 11,043 | $ 9,471 | $ 10,337 |
| adjustments | (2,573) | (5,728) | 12,995 | 2,142 | 5,353 | 4,122 |
| Net (gain) loss on sale of securities | — | 10,948 | (113) | 701 | 15 | 1,920 |
| Life insurance proceeds | (1,281) | (1,822) | — | (659) | (462) | (2,998) |
| Net gain on disposition of assets | — | (104) | (621) | — | (770) | (1,141) |
| Core Noninterest income | $ 18,734 | $ 13,303 | $ 15,948 | $ 13,227 | $ 13,607 | $ 12,240 |
| | | | | | | |
| GAAP Noninterest expense | $ 151,389 | $ 143,692 | $ 147,322 | $ 137,931 | $ 115,269 | $ 111,683 |
| Prepayment penalty on borrowings | — | — | — | (7,834) | — | — |
| Accelerated employee benefits upon Officer's death | — | — | — | — | (455) | (149) |
| Net amortization of purchase accounting adjustments | (447) | (512) | (560) | (91) | — | — |
| Miscellaneous/Merger expense | (526) | — | (2,562) | (6,894) | (1,590) | — |
| Core Noninterest expense | $ 150,416 | $ 143,180 | $ 144,200 | $ 123,112 | $ 113,224 | $ 111,534 |
| | | | | | | |
| GAAP: | | | | | | |
| Net interest income | $ 179,152 | $ 243,616 | $ 247,969 | $ 195,199 | $ 161,940 | $ 167,406 |
| Noninterest income | 22,588 | 10,009 | 3,687 | 11,043 | 9,471 | 10,337 |
| Noninterest expense | (151,389) | (143,692) | (147,322) | (137,931) | (115,269) | (111,683) |
| Pre-provision pre-tax net revenue | $ 50,351 | $ 109,933 | $ 104,334 | $ 68,311 | $ 56,142 | $ 66,060 |
| | | | | | | |
| Core: | | | | | | |
| Net interest income | $ 177,327 | $ 240,299 | $ 242,841 | $ 196,373 | $ 163,618 | $ 167,406 |
| Noninterest income | 18,734 | 13,303 | 15,948 | 13,227 | 13,607 | 12,240 |
| Noninterest expense | (150,416) | (143,180) | (144,200) | (123,112) | (113,224) | (111,534) |
| Pre-provision pre-tax net revenue | $ 45,645 | $ 110,422 | $ 114,589 | $ 86,488 | $ 64,001 | $ 68,112 |
| Efficiency Ratio | 76.7 % | 56.5 % | 55.7 % | 58.7 % | 63.9 % | 62.1 % |

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

FFIC FLUSHING Financial Corporation
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39 Reconciliation of GAAP and Core Net Interest Income and NIM - Years 1 Excludes purchase accounting average balances for the years ended 2023, 2022, 2021, and 2020 (Dollars In thousands) GAAP net interest income $ 179,152 $ 243,616 $ 247,969 $ 195,199 $ 161,940 $ 167,406 Net (gain) loss from fair value adjustments on qualifying hedges (371) (775) (2,079) 1,185 1,678 — Net amortization of purchase accounting adjustments (1,454) (2,542) (3,049) (11) — — Tax equivalent adjustment 404 461 450 508 542 895 Core net interest income FTE $ 177,731 $ 240,760 $ 243,291 $ 196,881 $ 164,160 $ 168,301 Prepayment penalties received on loans and securities, net of reversals and recoveries of interest from nonaccrual loans Net interest income FTE excluding episodic (6,497) (6,627) (4,576) (6,501) (7,058) (7,050) items $ 171,234 $ 234,133 $ 238,715 $ 190,380 $ 157,102 $ 161,251 Total average interest-earning assets (1) $ 8,027,898 $ 7,841,407 $ 7,681,441 $ 6,863,219 $ 6,582,473 $ 6,194,248 Core net interest margin FTE Net interest margin FTE excluding episodic 2.21% 3.07% 3.17% 2.87% 2.49% 2.72 % items 2.13% 2.99% 3.11% 2.77% 2.39% 2.60 % GAAP interest income on total loans, net $ 355,348 $ 293,287 $ 274,331 $ 248,153 $ 251,744 $ 232,719 Net (gain) loss from fair value adjustments on qualifying hedges (345) (775) (2,079) 1,185 1,678 — Net amortization of purchase accounting adjustments (1,503) (2,628) (3,013) (356) — — Core interest income on total loans, net $ 353,500 $ 289,884 $ 269,239 $ 248,982 $ 253,422 $ 232,719 Average total loans, net (1) $ 6,850,124 $ 6,748,165 $ 6,653,980 $ 6,006,931 $ 5,621,033 $ 5,316,968 Core yield on total loans 5.16% 4.30% 4.05% 4.14% 4.51% 4.38 % Years Ended December 31, 2020 December 31, 2023 December 31, 2022 December 31, 2021 December 31, 2019 2018 December 31,

40 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Years (Dollars in thousands) Total Equity $ 669,837 $ 677,157 $ 679,628 $ 618,997 $ 579,672 $ 549,464 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (16,127) (16,127) Core deposit intangibles (1,537) (2,017) (2,562) (3,172) — — Intangible deferred tax liabilities — — 328 287 292 290 Tangible Stockholders' Common Equity $ 650,664 $ 657,504 $ 659,758 $ 598,476 $ 563,837 $ 533,627 Total Assets $ 8,537,236 $ 8,422,946 $ 8,045,911 $ 7,976,394 $ 7,017,776 $ 6,834,176 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (16,127) (16,127) Core deposit intangibles (1,537) (2,017) (2,562) (3,172) — — Intangible deferred tax liabilities — — 328 287 292 290 Tangible Assets $ 8,518,063 $ 8,403,293 $ 8,026,041 $ 7,955,873 $ 7,001,941 $ 6,818,339 Tangible Stockholders' Common Equity to Tangible Assets 7.64% 7.82% 8.22% 7.52% 8.05% 7.83 % December 31, 2023 December 31, 2022 December 31, December 31, December 31, December 31, 2021 2020 2019 2018

41 Contact Details Susan K. Cullen SEVP, CFO & Treasurer Phone: (718) 961-5400 Email: scullen@flushingbank.com Al Savastano, CFA Director of Investor Relations Phone: (516) 820-1146 Email: asavastano@flushingbank.com